SCHEDULE 14A
                                (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]


[ ]     Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement

[X]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          UNION CARBIDE CORPORATION
               (Name of Registrant as Specified in Its Charter)


  (Name of Person (s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rule 14a-6(i) (1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

[ ]     Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:


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UNION CARBIDE CORPORATION 39 OLD RIDGEBURY ROAD, DANBURY, CT 06817-0001
                                                 PHONE:  [203] 794-5023
                                                   FAX:  [203] 794-4423

BRUCE D. FITZGERALD
VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
(ADMITTED IN NEW YORK ONLY)


                                                April 9, 1999


Dear Carbider:

          By now you have received a copy of Union Carbide's 1998 Annual Report and the Proxy Statement for the corporation's annual meeting of stockholders to be held on April 28, 1999.

          YOUR VOTE IS PARTICULARLY IMPORTANT BECAUSE YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST PROPOSAL 3 ON THIS YEAR'S AGENDA. This proposal was made by State of Wisconsin Investment Board ("SWIB"). It is intended to significantly limit the way the Board of Directors can adopt and administer shareholder rights plans.

          Rights plans of the kind advocated by SWIB encourage hostile takeover attempts, while denying the Board a tool it needs to get the best deal for all Carbiders who have worked so long and hard to maximize the value of the investment we have made in our company. This arrangement might be favored by short term speculators, but is particularly unwise for investors aiming to realize full shareholder value. Only the Board can negotiate effectively to maximize shareholder value and protect the interests of shareholders, employees and customers.

          WE URGE YOU, THEREFORE, TO VOTE AGAINST PROPOSAL 3. If you have already voted in favor of Proposal 3, we ask you to reconsider. Enclosed is a duplicate proxy card. You have the option of returning a completed card in the enclosed envelope or voting by telephone or over the Internet as instructed on the card. If you have voted AGAINST, we thank you for your support.

          YOUR VOTE COUNTS. The trustees of the Savings and Investment Program and the Employee Stock Ownership Plan (ESOP) are required to vote all shares in the plans (nearly 19.5 million shares in all) in proportion to the votes received from participants. Thus, if you fail to vote, you give more leverage to those who vote differently than you would.

          PLEASE VOTE.  PLEASE VOTE AGAINST PROPOSAL 3.

                                                Sincerely,

                                                /s/ Bruce D. Fitzgerald
                                                Bruce D. Fitzgerald

BDF:dg

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